================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (Date of earliest event reported):          MARCH 4, 1999



                               AMERICAN INDEMNITY
                              FINANCIAL CORPORATION
               (Exact name of registrant as specified in charter)



       DELAWARE                       0-8636                      510119643
(State of Incorporation)        (Commission File No.)         (I.R.S. Employer
                                                             Identification No.)



       ONE AMERICAN INDEMNITY PLAZA
             GALVESTON, TEXAS                                      77550
(Address of Principal Executive Offices)                         (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (409) 766-4600

================================================================================

ITEM 5. OTHER EVENTS.

         On March 4, 1999, American Indemnity Financial Corporation, a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger with United Fire & Casualty Company and AI Acquisition Corporation, pursuant to which United Fire & Casualty Company will acquire the Company for approximately $30.6 million in cash. A copy of the Agreement and Plan of Merger is filed as
Exhibit 2.1 hereto, a copy of the press release announcing the acquisition is filed as Exhibit 99.1 hereto, and both exhibits are hereby incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

          (c)  Exhibits.

         2.1 - Agreement and Plan of Merger, dated March 4, 1999, by and among the Company, United Fire & Casualty Company and AI Acquisition Company.

         99.1 - Press release of the Company dated March 4, 1999, announcing the acquisition of the Company by United Fire & Casualty Company for approximately $30.6 million in cash.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          AMERICAN INDEMNITY FINANCIAL
                                          CORPORATION



Dated: March 9, 1999                      /s/   J. Fellman Seinsheimer, III
                                          --------------------------------------
                                                J. Fellman Seinsheimer, III
                                           President and Chief Executive Officer

                                INDEX TO EXHIBITS


Exhibit
 Number                                   Description
-------                                   -----------
 2.1           Agreement and Plan of Merger, dated March 4, 1999, by and among the Company, United Fire & Casualty Company and AI Acquisition
               Company.

99.1 Press release of the Company dated March 4, 1999, announcing the acquisition of the Company by United Fire & Casualty Company for approximately $30.6 million in cash.